Exhibit 99.6

June 21, 2017

Mirna Therapeutics, Inc.

PO Box 163387

Austin, TX 78746

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Mirna Therapeutics, Inc. (the “Company”) is filing a Registration Statement on Form S-4 (Registration No. 333-                ) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Jose Carlos Gutierrez-Ramos
Name: Jose Carlos Gutierrez-Ramos, Ph.D.